UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934.

Date of Report: February 15, 2013

(Date of earliest event reported)

SciClone Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

950 Tower Lane, Suite 900 Foster City, CA		94404
(Address of principal executive offices)		(Zip Code)

(650) 358-3456

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 22, 2013, SciClone Pharmaceuticals, Inc. (the “Company”) issued a press release stating that the Company had reached a determination to restate the Company’s previously-filed financial statements as described in Item 4.02(a) below. See Item 4.02(a) below for additional information about the restatement and related matters. A copy of the Company’s press release announcing the restatement and related matters is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Exhibit 99.1 provided with this Form 8-K has been “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On February 18, 2013, the Company was advised by Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm, that it will decline to stand for re-appointment as the Company’s independent registered public accounting firm after completion of the audit for the year ended December 31, 2012, including the restatement of the Company’s financial statements for the year ended December 31, 2011.

As noted below in Item 4.02(a) of this Form 8-K, Ernst & Young’s report on the 2011 financial statements should no longer be relied upon, due to the pending restatement. When originally issued, Ernst & Young’s audit reports on these financial statements did not contain any adverse opinion or disclaimer of opinion and such reports were not qualified or modified as to any issues of uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two years ended December 31, 2011 and 2010, and in the subsequent interim period through February 19, 2013, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the matter in their report.

During the quarter ended September 30, 2012, the Company identified a material weakness in the design and operation of controls related to the Company’s subsidiary in China, NovaMed, primarily associated with the Aggrastat product line related to product returns reserves and the override of certain controls in the financial statement close process. A material weakness is a control deficiency, or combination of control deficiencies, that results in a more than remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

The Company has requested Ernst & Young to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated February 22, 2013, is filed as Exhibit 16 to this Form 8-K.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On February 15, 2013, management and the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company concluded that the Company’s financial statements for each of the first, second and third quarters of 2012 and the Company’s financial statements for each of the second and third quarters of 2011 and the year ended December 31, 2011 (collectively, the “Relevant Periods”), and Ernst & Young’s report on the 2011 financial statements, can no longer be relied upon as being in compliance with U.S. generally accepted accounting principles and, accordingly, the Company will restate such financial statements.

The Company believes the impact of the changes for the first nine months of 2012 will be to increase the Company’s revenue by approximately $3 million, and to increase the Company’s income before income taxes by approximately $2 million. The Company also believes the changes for the year ended December 31, 2011 will decrease the Company’s revenue by approximately $1 million and decrease the Company’s income before income taxes by less than $1 million. The Company believes the impact of the changes will be to increase goodwill related to the acquisition of NovaMed by approximately $2 million. While the Company expects that there would be other balance sheet and statement of cash flows adjustments for the Relevant Periods, the restatements would not impact the Company’s previously reported cash or cash equivalents balances.

The restatements relate to accounting errors originating with the Company’s subsidiary in China, NovaMed, which was acquired on April 18, 2011. The accounting errors relate primarily to the following:

•

The timing of revenue recognition for certain products sold by the Company’s subsidiary NovaMed, which products accounted for approximately $9 million in revenue in the first nine months of 2012 and full year 2011 combined. The Company’s general policy is that all customers’ obligations to pay for product are final once product is delivered. However, the Company has determined that there were various factors, including the potential override of certain controls, indicating that NovaMed’s distribution arrangement for products during the Relevant Periods allowed for contingent payment terms dependent on when the distributor sells the products. As a result of its review and evaluation of the matter, the Company believes that instead of recording revenue at the time of sale to a distributor (“sell-in” method), as previously reflected in the financial statements for the Relevant Periods, revenue under the arrangements in effect at the Company’s subsidiary NovaMed should be recognized when the distributor sells the products (“sell-through” method). Effective as of the fourth quarter of 2012, the Company entered into a new agreement with the distributor which clarified and confirmed the “sell-in” method of revenue recognition to ensure consistency with the Company’s policy regarding revenue recognition on a prospective basis.

•

The recognition of previously unrecognized product return reserves for sales of Aggrastat sold by the Company’s subsidiary NovaMed, which product accounted for approximately $3.6 million in revenue in the first nine months of 2012 and full year 2011 combined. The Company identified a material weakness in the design and operation of controls related to the subsidiary NovaMed, primarily associated with the Aggrastat product line, related to product returns reserves and the override of certain controls in the financial statement close process. The Company has concluded a liability for expired product existed at the time of the NovaMed acquisition, related to pre-acquisition sales.

The Company, including the Audit Committee, has discussed the foregoing matters with the Company’s independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has authorized and directed the officers of the Company to take the appropriate and necessary actions to restate its financial statements for the Relevant Periods. The Company intends to amend its 2011 Annual Report on Form 10-K and other filings, as appropriate, as soon as reasonably practicable after this filing.

The Company had previously assessed the effectiveness of its internal control over financial reporting as of December 31, 2011, based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. Management had excluded from its assessment the internal control over financial reporting of subsidiary NovaMed, which was acquired as of April 18, 2011, as it was determined that management could not complete an assessment of the internal control over financial reporting of the acquired business in the period between the acquisition date and December 31, 2011.

This Current Report on Form 8-K (including the Exhibits hereto) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” “unaudited,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict and actual outcomes may differ materially. These include risks and uncertainties relating to changes in results that may occur in completing the close of the Company’s consolidated financial statements for fiscal year 2012 and completing the audit of the Company’s consolidated financial statements for fiscal year 2012. Please also refer to other risks and uncertainties described in the Company’s filings with the SEC. All forward-looking statements are based on information currently available to the Company and the Company assumes no obligation to update any such forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

16	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated February 22, 2013

99.1	Press Release dated February 22, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2013	SCICLONE PHARMACEUTICALS, INC.

	By:	/s/ Gary S. Titus
Gary S. Titus
Chief Financial Officer and Senior Vice President, Finance